Fourth Quarter and Year-End 2023 Investor Briefing April 10, 2024

Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” and “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on March 25, 2024. This electronic presentation is provided as of April 10, 2024. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2Fourth Quarter and Year-End 2023 Investor Briefing

‣ Review of 2023 & Future Outlook ‣ Vogtle 3 & 4 Update ‣ Operations Update ‣ Financial and Liquidity Update Presenters and Agenda Betsy Higgins Executive Vice President and Chief Financial Officer Mike Smith President and Chief Executive Officer 3Fourth Quarter and Year-End 2023 Investor Briefing David Sorrick Executive Vice President and Chief Operating Officer

Overview of Oglethorpe Power Corporation

Business

- Member-owned not-for-profit Georgia electric membership corporation.
- Wholesale electric provider to 38 Member distribution co-ops in Georgia.
- Take or pay, joint and several Wholesale Power Contracts with Members through December 2085.
  - Allows for recovery of all costs, including debt service.
- Members' peak load:
  - Winter and All-Time Record Peak: 10,810 MW (December 2022)
  - Record Summer Peak: 10,088 MW (August 2023)
  - 2024 YTD Winter Peak: 10,236 MW (January)

Power Supply Resources

- Largest electric cooperative in the United States by assets, among other measures.
- Generating assets for summer 2024 expected to total ~9,320 MW, including:
  - 733 MW of Member-owned generation managed by us.
  - ~330 MW of Vogtle 4, expected to be in service in Q2 2024.
  - 462 MW of Walton County Power, a pending acquisition set to close in June 2024.
- Members purchase 1,543 MW of renewables through Green Power EMC and from third parties, expected to be over 2,100 MW by summer 2025.
- Members purchase 570 MW of federal hydropower of which 515 MW is scheduled for Members by Oglethorpe.

Ratings

Senior Secured/ Outlook/ Short-Term

Moody's:
Baa1 / Stable / P-2

S&P:
BBB+ / Stable / A-2

Fitch:
BBB / Positive / F2

Financial

- 2023 revenues over $1.7 billion.
- Total assets over $16 billion.
- SEC filing company.

Fourth Quarter and Year-End 2023 Investor Briefing 4

2023 Key Highlights 5Fourth Quarter and Year-End 2023 Investor Briefing ‣ Vogtle: Unit 3 came on-line in July 2023 and Unit 4 is projected to come on-line in late April or early May. ‣ Settlement: We reached a favorable settlement with Georgia Power paying us $450 million and we retained our full 30% ownership share of Vogtle 3&4. ‣ Power Cost: Our average wholesale power cost (including ~1/2 year of Vogtle 3) was under 6 cents / KWh which is ~23% lower than 2022, primarily due to lower natural gas prices. ‣ Generation Acquisitions: In 2023, we integrated ~380 MW of peaking capacity which we had acquired in 2022 and 2023 and signed a purchase agreement for an additional 462 MW expected to close in June 2024. ‣ Credit Ratings: Our S&P and Fitch credit ratings outlook improved a notch. ‣ Operations: Our ~10,000 MW generating fleet performed exceptionally well throughout the year. ‣ Wholesale Power Contracts: We extended our wholesale power contracts with our members from December 31, 2050 to December 31, 2085.

Future Outlook 6Fourth Quarter and Year-End 2023 Investor Briefing ‣ Load Growth: We and our members continue to assess power requirements for our existing and potential new customers. This includes native load growth and potential large loads such as data centers. ‣ Additional Generation: We and our members are currently in a process to evaluate potential construction of new gas generation resources. We expect to have firmed up our plans in second / third quarter of this year. ‣ Federal Incentives: We were selected to apply for ~$80 million of DOE GRIP grant funds for utility scale batteries.

Vogtle Unit 4 ‣Achieved initial criticality on February 14th ‣ First sync to the grid on March 1st ‣Reached 100% electric test power on April 1st ‣Q2 2024 Commercial Operation Date expected 7Fourth Quarter and Year-End 2023 Investor Briefing

Plant Vogtle 8Fourth Quarter and Year-End 2023 Investor Briefing

Vogtle 3&4 – Project Budget 9Fourth Quarter and Year-End 2023 Investor Briefing ‣ As of December 31, 2023, our actual costs related to the new Vogtle units were approximately $8.2 billion, net of $1.1 billion we received from the Toshiba Guarantee Settlement Agreement and approximately $384 million we received from Georgia Power in connection with cost-sharing provisions of the Global Amendments and settlement agreement. ‣ Our current project budget is $8.3-$8.35 billion and is based on a commercial operation date in the second quarter of 2024 for Unit 4. Any schedule extension beyond this in- service date would increase our costs by approximately $20 million per month. ‣ With the Georgia Power settlement, our ownership share will remain 30%, representing approximately 660 MWs.

Oglethorpe’s Diversified Power Supply Portfolio (a) Capacity includes expected capacity for Vogtle Unit 4 and Walton County, which are both expected to be available in Q2 2024; also includes Washington County acquired December 2022, which is under a tolling agreement with Georgia Power through May 31, 2024. (b) Capacity and energy include Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. 2024 Capacity (MW) 9,322 MW (a)(b) 10 2023 Energy (MWh)(b) (January 2023 – December 2023) Member and Non-Member Sales 31 Million MWh Member Sales 30 Million MWh 50% 36% 10% 4% 52% 34% 10% 4% 60%20% 11% 9% Fourth Quarter and Year-End 2023 Investor Briefing (Pending Acquisition)

Coal Nuclear • Resupplied the coal pile and developed new coal procurement strategy Capacity Factors: • Vogtle Unit 3: 99.1% • Vogtle Units 1 and 2: 92.7% • Plant Hatch: 93.1% 2023 Plant Operations Highlights OPC-Operated Fleet Natural Gas Hydro • CT fleet achieved 99.9% starting reliability, with more than 2,200 starts • CC fleet achieved 100% dispatch reliability and impressive peak season availability for each asset • 100% Starting reliability • 98.8% Peak season availability 11Fourth Quarter and Year-End 2023 Investor Briefing

Oglethorpe's Generation and Power Supply Resources

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	2024 Summer Planning Reserve Capacity (MW)	2023 Average Capacity Factor
Oglethorpe Owned:						
Plant Hatch	2	Nuclear	30%	Southern Nuclear	527	93.1
Plant Vogtle Units 1&2	2	Nuclear	30%	Southern Nuclear	689	92.7
Plant Vogtle Units 3&4 [(a)]	2	Nuclear	30%	Southern Nuclear	670	99.1
Plant Scherer	2	Coal	60%	Georgia Power	1,030	35.1
Chattahoochee Energy Facility	1	Gas- CC	100%	Oglethorpe	485	81.6
Thomas A. Smith Energy Facility	2	Gas- CC	100%	Oglethorpe	1,295	75.9
Bobby C. Smith Energy Facility	1	Gas- CC	100%	Oglethorpe	500	55.6
Doyle Generating Plant	5	Gas – CT	100%	Oglethorpe	273	2.2
Hawk Road Energy Facility	3	Gas – CT	100%	Oglethorpe	487	12.8
Hartwell Energy Facility	2	Gas/Oil – CT	100%	Oglethorpe	306	7.2
Talbot Energy Facility	6	Gas/Oil – CT	100%	Oglethorpe	679	8.4
Washington County[(b)]	2	Gas – CT	100%	Cogentrix Energy	326	N/A
Baconton Energy Facility	1	Gas – CT	100%	Oglethorpe	45	13.1
Walton Energy Facility – Pending Acquisition [(c)]	3	Gas – CT	100%	Cogentrix Energy	462	N/A
Rocky Mountain Pumped Storage Hydro	3	Hydro	74.61%	Oglethorpe	817	16.7
Subtotal	37				8,591	
Member Owned/Oglethorpe Operated:						
Smarr / Sewell Creek	6	Gas - CTs	-	Oglethorpe	733	
Member Contracted/Oglethorpe Scheduled:						
Southeastern Power Administration (SEPA) [(d)]	-	Hydro	-		515	-
Grand Total	43				9,839	

(a) Vogtle 3&4 planning capacity includes Unit 4 which is expected to be online Q2 2024. Capacity factor is estimate for Unit 3 after its in-service date of July 31 through December 31.
(b) Washington County was acquired in December 2022 and its output is being sold off-system under a tolling agreement with Georgia Power through May 31, 2024.
(c) Acquisition of Walton County Energy Facility is expected to close in June 2024. The facility is currently operated by Cogentrix, but Oglethorpe plans to take over operations shortly after closing.
(d) Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. Members' total allocation is 570 MW, of which Oglethorpe schedules 515 MW.

Fourth Quarter and Year-End 2023 Investor Briefing 12

Generation Mix by Fuel Type 40% 44% 41% 40% 38% 44% 42% 42% 37% 38% 40% 39% 40% 36% 34% 35% 7% 12% 11% 24% 29% 24% 24% 33% 42% 43% 40% 46% 51% 51% 53% 52% 48% 39% 44% 32% 29% 27% 30% 20% 17% 14% 16% 10% 5% 9% 10% 10% 5% 5% 4% 4% 4% 5% 5% 5% 3% 5% 4% 5% 5% 4% 4% 3% 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 10.00 0 5 10 15 20 25 30 35 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Average Gas Price ($/mmBtu)MWh (Millions) M ill io ns Hydro Coal Gas Nuclear Average Gas Price 13Fourth Quarter and Year-End 2023 Investor Briefing

0% 25% 50% 75% 100% Hatch Vogtle 1&2 Vogtle 3 Scherer Chatt TASmith BCSmith Doyle Hawk Road Hartwell Talbot Baconton Rocky Mountain 2022 2023 2023 Annual Capacity Factor Comparison Nuclear Coal Gas - CC Gas – CT(b) Pumped Storage Hydro (a) Performance data for Vogtle Unit 3 was not available from Southern Nuclear, so capacity factor shown is an estimate for or the period from July 31 through year- end 2023. (b) Washington County, acquired December 2022, is under a tolling agreement with Georgia Power through May 31, 2024 and is therefore excluded from this chart. (a) 14Fourth Quarter and Year-End 2023 Investor Briefing

- 2,000 4,000 6,000 8,000 10,000 12,000 2018 2019 2020 2021 2022 2023 2024 Winter Peak Summer Peak 2018 2019 2020 2021 2022 2023 2024 (Millions MWh) Members’ Historical Load Member Demand Requirements Member Energy Requirements Percent Change (MW) Percent Change in Overall Peak Highest Overall/Winter Peak (2022) = 10,810 MW Highest Summer Peak (2023) = 10,088 MW Summer Peak (2024 Forecast) = 10,376 MW Winter Peak (2024 YTD) = 10,236 MW 2.7% 9.6% 16.4% -1.9% 6.0% 1.6% 7.0% 0.5% -2.9% -0.1% Projected 2024 YTD as of March 8 -2.0% 1.3% 6.2% -6.7% 2018 2019 2020 2021 2022 2023 2024 Days ≥ 90o 65 90 38 21 44 54 0 Days ≥ 95o 2 33 3 0 8 16 0 Days ≥ 100o 0 0 0 0 0 0 0 Low ≤ 25o 10 3 5 2 4 0 5 Winter YTD Summer Projected 15Fourth Quarter and Year-End 2023 Investor Briefing

Rate Structure Assures Recovery of All Costs + Margin • Formulary Rate under Wholesale Power Contract • Minimum MFI ratio requirement of 1.10x under First Mortgage Indenture Expense Type Components Recovery Timeframe Variable Fuel, Variable O&M 30 – 60 days Fixed Margin, Interest, Depreciation, Fixed O&M, A&G • Billed on levelized annual budget • Trued up to actuals at year end • Oglethorpe budgets conservatively Key Points: • Cost inputs not subject to any regulatory approvals. • Formula changes subject to RUS & DOE approval, but are infrequent. • Prior period adjustment mechanism covers any year-end shortfall below the required 1.10 MFI ratio (board approval not required; to date, has never needed to be used). Margin Coverage Budget 1.12 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14$26.4 $33.7 $37.7 $39.3 $41.5 $46.6 $48.3 $50.3 $51.3 $51.2 $52.6 $54.1 $56.0 $61.7 $65.8 $70.9 $0.0 $20.0 $40.0 $60.0 $80.0 1.05 1.10 1.15 1.20 1.25 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Ne t M ar gi n (M M ) M FI C ov er ag e 16Fourth Quarter and Year-End 2023 Investor Briefing

OglethorpePower

Income Statement Excerpts

($ in thousands)	Year Ended December 31, 2023	12/31/2023-12/31/2022 % Change	2022	Year Ended December 31, 2021	2020
Statement of Revenues and Expenses:					
Operating Revenues:					
Sales to Members - Capacity	$1,082,368	10.0%	$984,036	$946,662	$971,071
Sales to Members - Energy	599,198	-39.5%	990,647	610,447	405,939
Total Sales to Members	$1,681,566	-14.8%	$1,974,683	$1,557,109	$1,377,010
Sales to non-Members	58,619	-62.3%	155,454	47,754	608
Operating Expenses:	1,463,119	-24.4%	1,936,086	1,410,482	1,159,909
Other Income	81,049	12.2%	72,244	71,254	50,695
Net Interest Charges	292,325	42.9%	204,591	207,854	212,509
Net Margin	$65,790	6.6%	$61,704	$57,781	$55,895
Margins for Interest Ratio[(a)]	1.14		1.14	1.14	1.14
Sales to Members					
Energy Cost (cents/kWh)	2.12	-45.1%	3.86	2.47	1.83
Average Power Cost (cents/kWh)	5.94	-22.8%	7.70	6.30	6.21
Sales to Members (MWh)	28,289,147	10.4%	25,634,984	24,727,585	22,187,311

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10 ratio required by the Indenture, and the 2024 budget also includes a 1.14 As our capital requirements continue to evolve, our board will continue to evaluate the level of margin coverage and may choose to change the targeted margins for interest ratio in the future, although not below 1.10.

(b) Excludes test energy megawatt-hours from Plant Vogtle Unit No. 3 supplied to members. Any revenues and costs associated with test energy were capitalized.

Fourth Quarter and Year-End 2023 Investor Briefing 17

0 1 2 3 4 5 6 7 8 9 10 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 ce nt s/ kW h Average Power Costs per Financial Statements Average Power Costs adjusted for Deferred Revenues for Vogtle 3&4 Rate Management Program Historical & Projected Wholesale Power Cost 18Fourth Quarter and Year-End 2023 Investor Briefing 2023: Average gas price ~$2.7/mmbtu, and Vogtle unit 3 came online July 31 2022: Average gas price ~$6.5/mmbtu, before Vogtle 3&4 was in-service ProjectedActual • Following commercial operation of Vogtle Units 3&4, Oglethorpe’s wholesale rate costs are projected to be in the low-mid-seven cents/kWh range, an increase of approximately 11% in 2025, the first full year both units are in service. • This impact is expected to be dampened at the Member retail level, as Oglethorpe only supplies approximately two-thirds of Members’ energy needs. The average impact of Vogtle 3&4 on Member retail rates is projected to be approximately 5%.

Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in three credit agreements that currently requires a minimum total patronage capital of $750 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. December 31, ($ in thousands) 2023 2022 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $8,996,092 $4,385,770 CWIP 3,294,641 $7,716,035 Nuclear Fuel 389,662 $388,303 Total Electric Plant $12,680,395 $12,490,108 Total Investments and Funds 1,449,689 1,321,693 Total Current Assets 1,191,687 1,330,889 Total Deferred Charges 1,203,080 1,346,680 Total Assets $16,524,851 $16,489,370 Capitalization: Patronage Capital and Membership Fees $1,257,917 $1,192,127 Long-term Debt and Finance Leases 11,644,503 11,565,450 Other 35,014 30,201 Total Capitalization $12,937,434 $12,787,778 Total Current Liabilities 1,358,453 $1,495,293 Total Deferred Credits and Other Liabilities 2,228,964 $2,206,299 Total Equity and Liabilities $16,524,851 $16,489,370 Total Capitalization $12,937,434 $12,787,778 Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt 120,560 114,142 Plus: Long-term Debt and Finance Leases due within one year 384,426 322,102 Total Long-Term Debt and Equities $13,442,420 $13,224,022 Equity Ratio(a) 9.4% 9.0% 19Fourth Quarter and Year-End 2023 Investor Briefing

Total amount outstanding under all RUS Guaranteed Loans is $2.6 billion, with an average interest rate of 3.370%. RUS Guaranteed Loans(a) (a) RUS guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. (b) RUS loans conditionally committed as of February 27, 2024. We expect funding under these loans by third quarter of 2024. (c) RUS loan conditionally committed as of September 27, 2023. We expect to begin funding under this loan in early 2025. RUS Loan Summary as of February 29, 2024 Purpose/Use of Proceeds Approved Advanced Remaining Amount Approved Loans General & Environmental Improvements - "AD48" $630,342,000 $441,935,524 $188,406,476 Washington Acquisition - "AF48" (b) $87,943,000 $0 $87,943,000 Baconton Acquisition - "AG48" (b) $17,515,000 $0 $17,515,000 General & Environmental Improvements - "AH48" (c) $755,208,000 $0 $755,208,000 $1,491,008,000 $441,935,524 $1,049,072,476 20Fourth Quarter and Year-End 2023 Investor Briefing

DOE Loan Summary as of February 29, 2024 ‣ Oglethorpe has fully advanced $4.6 billion of eligible project costs related to Vogtle 3&4 pursuant to loan agreements with DOE funded through the Federal Financing Bank. ‣ We began principal repayments of our DOE-guaranteed loans in February 2020, in accordance with the promissory notes. To date, we have repaid $486.2 million under these loans and plan to refinance a portion of this with taxable bonds. DOE Guaranteed Loans for Vogtle 3&4 Average interest rate on the outstanding balance under these loans is 2.936%. Loan Agreement Advanced Repaid Outstanding 2014 Loan $3,013,348,382 $316,397,528 $2,696,950,854 2019 Loan $1,619,679,706 $169,823,417 $1,449,856,289 $4,633,028,088 $486,220,945 $4,146,807,143 21Fourth Quarter and Year-End 2023 Investor Briefing

Vogtle 3&4 - Financing Plan ‣ As of December 31, 2023, just under $8 billion in long-term debt has been issued to finance Vogtle 3&4. ‣ We expect to issue First Mortgage Bonds in the capital markets to finance the $309 million of remaining costs and refinance $400-500 million of outstanding DOE debt which matures before Vogtle 4 reaches commercial operation. (a) These amounts are based on an estimated total financing need of $8.315 billion for the project. Financing needs above this amount would be met through capital markets debt issuance. Our current project budget is $8.3-$8.35 billion and is based on a commercial operation date in the second quarter of 2024 for Unit 4. (b) We have a rate management program that is voluntary for Members. This program allows us to expense and recover interest during construction costs on a current basis that would otherwise be deferred or capitalized and financed through the issuance of long-term debt. Weighted average interest rate on outstanding Vogtle 3&4 debt issued to date is ~3.86%. Capital Markets to Date, $3.24 Billion DOE Issuance (Completed), $4.63 Billion Future Capital Markets, $309 Million (a) Expensed Interest During Construction, $136 Million (b) - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 $ M illi on s Capital Markets Refinancing of DOE Debt Maturing Before Vogtle 4 In-Service Date, $400-$500 Million 22Fourth Quarter and Year-End 2023 Investor Briefing

Oglethorpe’s Bank Credit Facilities (a) The secured term loan amount is $250 million, however, any outstanding advances under the CFC $110 million unsecured line of credit reduce the amount that can be borrowed under the term loan; therefore we show only $140 million of the secured term loan as being available. $0 $500 $1,000 $1,500 $2,000 Q 1 20 20 Q 2 20 20 Q 3 20 20 Q 4 20 20 Q 1 20 21 Q 2 20 21 Q 3 20 21 Q 4 20 21 Q 1 20 22 Q 2 20 22 Q 3 20 22 Q 4 20 22 Q 1 20 23 Q 2 20 23 Q 3 20 23 Q 4 20 23 Q 1 20 24 Q 2 20 24 Q 3 20 24 Q 4 20 24 Q 1 20 25 Q 2 20 25 Q 3 20 25 Q 4 20 25 Q 1 20 26 Q 2 20 26 Q 3 20 26 Q 4 20 26 Q 1 20 27 Q 2 20 27 Q 3 20 27 Q 4 20 27 Q 1 20 28 Q 2 20 28 Q 3 20 28 Q 4 20 28 20 43 (M ill io ns ) Time Now Optional Term-Out of $250mm Secured Bilateral with 2043 Maturity NRUCFC 235$ CoBank 150$ MUFG 125$ Bank of America 100$ Mizuho Bank 100$ Regions Bank 100$ Royal Bank of Canada 100$ Truist Bank 100$ Fifth Third Bank 50$ Goldman Sachs Bank 50$ J.P. Morgan 50$ U.S. Bank 50$ $1.21B Syndicated Revolver / CP Backup $110mm CFC Unsecured Bilateral (renewed in Q4 2023 to December 2028) $363mm JPMorgan Bilateral $250mm CFC Secured Bilateral ($140 million available)(a) (renewed in Q4 2023 to December 2028) $350mm JPMorgan Bilateral Anticipated renewal in Q2 2024 (Size TBD) Anticipated renewal in Q3 2024 ……. Expires December 11, 2024 23Fourth Quarter and Year-End 2023 Investor Briefing

Oglethorpe’s Available Liquidity $1,810 $669 $1,141 $332 $1,473 $0 $500 $1,000 $1,500 $2,000 Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Cash Total Liquidity $ M ill io ns as of April 1, 2024 Borrowings Detail $3 million – Outstanding Letters of Credit for Operational Needs $37 million - CP for Vogtle Hedging $507 million - CP for Vogtle DOE Loan Principal and Interest Payments $10 million – CP for Deferral Costs of B.C. Smith, Washington and Baconton $111 million – CP for Washington and Baconton Acquisition Interim Financing $2 million - CP for Vogtle Interim Financing • Represents 526 days of liquidity on hand. 24Fourth Quarter and Year-End 2023 Investor Briefing

DOE: $4.2 billionRUS: $2.7 billion Taxable Bonds: $4.6 billion Tax-Exempt: $0.70 billion Total Secured Debt $12.1 Billion Oglethorpe Secured Debt – December 31, 2023 Total weighted average interest rate of 3.89%. 25Fourth Quarter and Year-End 2023 Investor Briefing

Recent and Upcoming Financial Activity Completed in 2023 February Remarketed $100 million Burke Series 2017F Pollution Control Bonds September Received conditional commitment for $755.2 million RUS loan. December $400 million first mortgage bond issued for Vogtle 3&4 Renewed CFC credit facilities Upcoming in 2024 Q2 Renewal of syndicated bank credit facility First of two $300-400 million first mortgage bond issuances for Vogtle 3&4 Q3-Q4 Second of two $300-400 million first mortgage bond issuances for Vogtle 3&4 Renewal of J.P. Morgan bilateral credit facility 26Fourth Quarter and Year-End 2023 Investor Briefing

$ 1,210 $1,810 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 A pr '23 M ay Jun Jul A ug S ep O ct N ov D ec Jan '24 Feb M ar B or ro w in gs ( M il) Cash Borrowings CP Availability Total Available Lines of Credit Ca sh B al an ce s (M il) $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 $12 $13 YE 2022 YE 2023 $4.39 $9.00$0.39 $0.39$7.72 $3.29 (B illi on s) Construction Work in Progress Nuclear Fuel Electric Plant in Service Total Assets ($ Millions) $16,489 $16,525 Net Margin Liquidity Wholesale Power CostInterim CP Financing Balance Sheet Electric Plant Average Cost of Funds: 5.63% (dollars in millions) Secured LT Debt (12.31.23): $12.1 billion Weighted Average Cost: 3.89% 2023 February 29, 2024 2023 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Expensing of IDC Rate Management Program. 2023 Secured Long Term Debt 1.14 MFI ratio $(300) $(100) $100 $300 $500 DOE RUS Taxable $65 $400 $147 $166 ($ Millions) Actual Issuance Forecasted Issuance Actual Repayment Forecasted Repayment Vogtle 3&4 Interest Rate Hedging - CP, $37 DOE - Vogtle 3&4 P&I - CP, $506 BCSmith Deferral - CP, $3 Washington Acquisition & Deferral - CP, $94 Vogtle 3&4 Interim Financing - CP, $7 $- $20 $40 $60 $80 $100 Ja n Fe b M ar Ap r M ay Ju n Ju l Au g Se p Oc t No v De c M illi on s Actual Budget 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 Budget YTD Actual YTD 6.90 5.90 6.96 5.94 ¢/ kW h 27Fourth Quarter and Year-End 2023 Investor Briefing

‣ A link to this presentation will be posted on Oglethorpe’s website www.opc.com. ‣ Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. ‣ Oglethorpe’s most recent ESG Report along with its qualitative and quantitative EEI ESG/Sustainability Reports are available on its website. ‣ Member information is generally filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website. Note: 2022 Member information was filed in an exhibit to Form 10-Q for the second quarter of 2023.) ‣ For additional information please contact: Additional Information Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Joe Rick Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Cheri Garing Vice President, Planning cheri.garing@opc.com 770-270-7204 Media Contact Name Title Email Address Phone Number Blair Romero Director, Corporate Communications blair.romero@opc.com 770-270-7290 28Fourth Quarter and Year-End 2023 Investor Briefing